Exhibit 4.4

                       REGISTRATION RIGHTS AGREEMENT

               AGREEMENT dated as of March 31, 1998, among CVS Corporation, a Delaware corporation (the "Issuer"), and the Investors as defined herein.

                           W I T N E S S E T H:

               WHEREAS, this Agreement is being entered into in connection with the closing under the Merger Agreement referred to below;

               NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                                 ARTICLE 1

                                Definitions

               Section 1.1. Definitions. Terms defined in the Agreement and Plan of Merger dated as of February 8, 1998, as amended as of March 2, 1998, among the Issuer, Arbor Drugs, Inc., a Michigan corporation, and Red Acquisition, Inc., a Michigan corporation, are used herein as defined therein. In addition, the following terms, as used herein, shall have the following respective meanings:

               "Commission" means the Securities and Exchange Commission or any successor governmental body or agency.

               "Common Stock" means the common stock, par value $.01 per share, of the Issuer.

               "Demand Registration" has the meaning ascribed thereto in
Section 2.02(a)(i).

               "Demand Request" has the meaning ascribed thereto in Section 2.02(a).

               "Disadvantageous Condition" has the meaning ascribed thereto in
Section 2.04.

               "Holder" means a Person who owns Registrable Securities and is either (i) an Investor or (ii) a Person that (A) has agreed to be bound by the terms of this Agreement as if such Person were an Investor and (B)(x) is a Person (1) to whom an Investor has transferred Registrable Securities or (2) with whom an Investor has entered into an agreement to transfer Registrable Securities, in each case as part of a transaction pursuant to which derivative securities relating to such Registrable Securities will be offered for sale by such Person in a registered public offering or (y) is (1) upon the death of any individual Investor, the executor of the estate of such Investor or such Investor's heirs, devisees, legatees or assigns or (2) upon the disability of any individual Investor, any guardian or conservator of such Investor.

               "Investors" means the Persons listed on Schedule I hereto.

               "1933 Act" means the Securities Act of 1933, as amended.

               "Registrable Securities" means Common Stock acquired by the Investors pursuant to the Option Agreement or the Merger or pursuant to any option granted by the Issuer to any Stockholder (and any shares of stock or other securities into which or for which such Common Stock may hereafter be changed, converted or exchanged and any other shares or securities issued to Holders of such Common Stock (or such shares of stock or other securities into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation or similar transaction or event). As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities as soon as (i) such Registrable Securities have been sold or otherwise disposed of pursuant to a registration statement that was filed with the Commission and declared effective under the 1933 Act, (ii) as soon as all such Registrable Securities held by a Holder can be sold in a single transaction pursuant to Rule 144 or Rule 145, or (iii) they shall have been otherwise sold, transferred or disposed of by a Holder to any Person that is not a Holder.

               "Registration Expenses" means any and all expenses incident to performance of or compliance with any registration of securities pursuant to
Article II, including, without limitation, (i) the fees, disbursements and expenses of the Issuer's counsel and accountants (including in connection with the delivery of opinions and/or comfort letters) in connection with this Agreement and the performance of the Issuer's obligations hereunder; (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of one or more registration statements hereunder; (iii) the cost of printing or producing any agreements among underwriters, underwriting agreements, and blue sky or legal investment memoranda; (iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the securities to be disposed of; (v) transfer agents' and registrars' fees and expenses in connection with such offering; (vi) all security engraving and security printing expenses; (vii) all fees and expenses payable in connection with the listing of the Registrable Securities on any securities exchange or automated interdealer quotation system on which the Common Stock is then listed; and
(viii) all reasonable fees and expenses of one legal counsel for the Holders in connection with each Demand Registration, which legal counsel shall be selected by Holders owning a majority of the Registrable Securities then being registered; provided that Registration Expenses shall exclude (w) any expenses relating to any action taken by the Issuer in connection with a request under
Section 2.03(a) over and above the expenses that would have been incurred by the Issuer in connection with an offering of Registrable Securities, (x) all underwriting discounts and commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, in connection with the sale of any securities, (y) the fees and expenses of counsel for any Holder (other than pursuant to clause (viii)) and (z) all costs and expenses of the Issuer incurred as contemplated in Section 2.06(g).

               "Rule 144" means Rule 144 (or any successor rule to similar effect) promulgated under the 1933 Act.

               "Rule 145" means Rule 145 (or any successor rule to similar effect) promulgated under the 1933 Act.

               "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the 1933 Act.

               "Selling Holder" means any Holder who sells Registrable Securities pursuant to a public offering registered hereunder.

               References in this Agreement to an "underwritten public offering" of Registrable Securities or "underwritten offering" of Registrable Securities and words of similar meaning shall include, without limitation, any offering through underwriters of (i) Registrable Securities or (ii) securities of a trust or other special purpose vehicle formed for the purpose of disposing of Registrable Securities, whether the securities described in (i) and (ii) are offered separately or in conjunction with each other, if in connection with such offering Registrable Securities are required to be registered under the 1933 Act; provided that the provisions of this Agreement, including without limitation Sections 2.05 and 2.08, shall not apply to any registration of or registration statement relating to such trust or other special purpose vehicle, except that the indemnity and contribution provisions of Section 2.08 shall apply to information relating to the Issuer or to the Registrable Securities in the case of such a registration or registration statement (but not to the securities of the special purpose vehicle or the trust or any other matter related to such special purpose vehicle or the trust).

               Section 1.2. Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding Articles, Sections and paragraphs in this Agreement, and references to the parties shall mean the parties to this Agreement.


                                 ARTICLE 2

                            Registration Rights

               Section 2.1. Demand Registration. (a) Upon written notice to the Issuer from one or more Holders at any time after the Effective Time (but not later than the date that is two years after the Effective Time) (a "Demand Request") requesting that the Issuer effect the registration under the 1933 Act of any or all of the Registrable Securities held by such requesting Holders, which notice shall specify the intended method or methods of disposition of such Registrable Securities, the Issuer shall prepare and, within 60 days after such request (or 20 days in the case of the first such request), file with the Commission a registration statement with respect to such Registrable Securities and thereafter use its reasonable best efforts to cause such registration statement to be declared effective under the 1933 Act for purposes of dispositions in accordance with the intended method or methods of disposition stated in such request. Notwithstanding any other provision of this Agreement to the contrary:

          (i) the Holders may collectively exercise their rights to request registration under this Section 2.01(a) on not more than three occasions (it being understood that a demand with respect to a two-tranche contemporaneous offering of Registrable Securities and related derivative securities shall be deemed to be only one demand) (each such registration being referred to herein as a "Demand Registration");

          (ii) the Issuer shall not be required to effect a Demand Registration hereunder unless the aggregate market value of Registrable Securities to be registered pursuant to such Demand Registration is equal to or more than $100 million;

          (iii) the Holders shall not be permitted to make a request for a Demand Registration more than once in any six-month period; and

          (iv) the method of disposition requested by Holders in connection with any Demand Registration may not be a Rule 415 Offering without the Issuer's prior written consent, which consent shall be in the Issuer's sole discretion.

          (b) Notwithstanding any other provision of this Agreement to the contrary, a Demand Registration requested by Holders pursuant to this Section
2.01 shall not be deemed to have been effected, and, therefore, not requested and the rights of each Holder shall be deemed not to have been exercised for purposes of paragraph (a) above, if such Demand Registration has not become effective under the 1933 Act or if such Demand Registration, after it became effective under the 1933 Act, was not maintained effective under the 1933 Act (other than as a result of the request of Holders, or any stop order, injunction or other order or requirement of the Commission or other government agency or court solely on the account of a material misrepresentation or omission of a Holder) for at least 30 days (or such shorter period ending when all the Registrable Securities covered thereby have been disposed of pursuant thereto) and, as a result thereof, the Registrable Securities requested to be registered cannot be distributed in accordance with the plan of distribution set forth in the related registration statement.

          (c) The Issuer shall have the right to cause the registration of additional equity securities for sale for the account of the Issuer in the registration of Registrable Securities requested by the Holders pursuant to
Section 2.01(a) above; provided that if such Holders are advised in writing (with a copy to the Issuer) by the lead or managing underwriter referred to in Section 2.03(b) that, in such underwriter's good faith view, all or a part of such Registrable Securities and additional equity securities cannot be sold and the inclusion of such Registrable Securities and additional equity securities in such registration would be likely to have an adverse effect on the price, timing or distribution of the offering and sale of the Registrable Securities and additional equity securities then contemplated, then Issuer shall be entitled to include in such registration only such number of additional equity securities, if any, which, when added to the Registrable Securities requested by the Holders pursuant to Section 2.01(a) above, would not exceed the number of securities that can, in the good faith view of such underwriter, be sold in such offering without so adversely affecting such offering.

          (d) Within 10 days after delivery of a Demand Request by a Holder, the Issuer shall provide a written notice to each Holder, advising such Holder of its right to include any or all of the Registrable Securities held by such Holder for sale pursuant to the Demand Registration and advising such Holder of procedures to enable such Holder to elect to so include Registrable Securities for sale in the Demand Registration. Any Holder may, within 10 days of delivery to such Holder of a notice pursuant to this Section 2.01(d), elect to so include Registrable Securities in the Demand Registration by written notice to such effect to the Issuer specifying the number of Registrable Securities desired to be so included by such Holder.

               Section 2.2. Piggyback Registrations. (a) At any time after the Effective Time (but not later than two years after the Effective Time) if the Issuer proposes (other than pursuant to a Demand Registration or on Forms S-4 or S-8 or any successor forms) to register any of its equity securities under the 1933 Act (whether for the Issuer's own account or for the account of any other Person), the Issuer will give prompt written notice to all Holders of its intention to effect such a registration, and such notice shall offer the Holders the opportunity to register on the same terms and conditions such number of shares of Registrable Securities as such Holder may request (a "Piggyback Registration"). The Issuer will include in such registration all Registrable Securities with respect to which the Issuer has received written requests for inclusion therein within 10 days after the receipt by such Holder of the Issuer's notice, subject to the provisions of Section 2.02(b) below; provided that the Holders may collectively exercise their right to request Piggyback Registration on not more than three occasions.

          (b) If the Issuer is advised in writing (with a copy to the Holders participating in the Piggyback Registration) by the lead or managing underwriter that, in such underwriter's good faith view, all or a part of such Registrable Securities and other equity securities proposed to be sold for the account of the Issuer or any other Person cannot be sold and the inclusion of such Registrable Securities and other equity securities in such registration would be likely to have an adverse effect on the price, timing or distribution of the offering and sale of the Registrable Securities and other equity securities then contemplated, then the Issuer will include any securities to be sold in such registration in the following order: (i) first, the securities the Issuer proposes to sell for its own account, and (ii) second, the Registrable Securities and other equity securities requested to be included in such registration by the Holders and other holders pro rata in proportion to the amount requested to be included therein by each Holder and other holder.

               Section 2.3.  Other Matters in Connection with Registrations.
(a) Notwithstanding the express terms of this Agreement, but subject to the general provisions hereof regarding the rights of Holders and the obligations of Issuer, the Issuer shall take such action as may reasonably be requested by the Holders to facilitate the public sale of securities pursuant to a derivatives transaction sought to be engaged in by the Holders with respect to the Registrable Securities for hedging or other purposes (it being understood that any registration under the 1933 Act by the Issuer in accordance with any such request shall count as a Demand Registration for purposes of Section 2.01, subject to Section 2.01(b)).

          (b) Each Holder shall keep the Issuer informed of the number of Registrable Securities held from time-to-time by each such Holder, and of each sale, transfer or other disposition of Registrable Securities (including the number of shares sold) by each such Holder.

          (c) In the event that any public offering pursuant to a Demand Registration shall involve, in whole or in part, an underwritten offering, the Holders owning a majority of the Registrable Securities proposed to be sold therein shall have the right to designate the lead underwriter of such underwritten offering and, in the case of a public offering of Registrable Securities (but not derivative securities) requested to be registered pursuant to Section 2.01(a), the Issuer shall have the right to designate an underwriter as co-manager for such offering.

               Section 2.4. Certain Delay Rights. Notwithstanding any other provision of this Agreement to the contrary, with respect to any registration statement filed or to be filed pursuant to Section 2.01, if the Issuer provides written notice to each Holder that in the Issuer's good faith and reasonable judgment it would be materially disadvantageous to the Issuer (because the sale of Registrable Securities covered by such registration statement or the disclosure of information therein or in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction in connection with which a registration of securities under the 1933 Act for the account of the Issuer is then intended or the public disclosure of which at the time would be materially prejudicial to the Issuer) (a "Disadvantageous Condition") for such a registration statement to be maintained effective, or to be filed and become effective, and setting forth the general reasons for such judgment, the Issuer shall be entitled to cause such registration statement to be withdrawn or the effectiveness of such registration statement terminated, or, in the event no registration statement has yet been filed, shall be entitled not to file any such registration statement, until such Disadvantageous Condition no longer exists (notice of which the Issuer shall promptly deliver to each Holder). With respect to each Holder, upon the receipt by such Holder of any such notice of a Disadvantageous Condition if so directed by the Issuer by notice as aforesaid, such Holder will deliver to the Issuer all copies, other than permanent file copies then in such Holder's possession, of the prospectus and prospectus supplements then covering such Registrable
Securities at the time of receipt of such notice as aforesaid. Notwithstanding anything else contained in this Agreement, neither the filing nor the effectiveness of any registration statement under Section 2.01 may be delayed
(i) for more than a total of 60 days pursuant to this Section 2.04 or (ii) in the case of the first Demand Request so long as it requires the Issuer to file the related registration statement within 20 days after the Effective Time.

               Section 2.5. Expenses. Except as provided herein, the Issuer shall pay all Registration Expenses with respect to each registration hereunder. Notwithstanding the foregoing, (i) each Holder shall be responsible for the legal fees and expenses of its own counsel (except as provided in clause (viii) of the definition of Registration Expenses), (ii) each Holder shall be responsible for all underwriting discount and commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, in connection with the sale of securities by such Holder and (iii) Section 2.03(a).

               Section 2.6. Registration and Qualification. If and whenever the Issuer is required to effect the registration of any Registrable Securities under the 1933 Act as provided in Section 2.01, the Issuer shall use its reasonable best efforts to (but subject to the provisions of Section 2.01):

          (a) prepare, file and cause to become effective a registration statement under the 1933 Act relating to the Registrable Securities to be offered in accordance with the intended method of disposition thereof;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities in the case of the Demand Registration, until the earlier of such time as all Registrable Securities proposed to be sold therein have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and the expiration of 30 days after such registration statement becomes effective; provided that such 30-day period shall be extended for such number of days that equals the number of days elapsing from (x) the date the written notice contemplated by paragraph (e) below is given by the Issuer to (y) the date on which the Issuer delivers to the Holders of Registrable Securities the supplement or amendment contemplated by paragraph (e) below;

          (c) furnish to the Holders of Registrable Securities and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the 1933 Act, and such documents incorporated by reference in such registration statement or prospectus, as the Holders of Registrable Securities or such underwriter may reasonably request;

          (d) furnish to any underwriter of such Registrable Securities an opinion of counsel for the Issuer and a "cold comfort" letter signed by the independent public accountants who have audited the financial statements of the Issuer included in the applicable registration statement, in each such case covering substantially such matters with respect to such registration statement (and the prospectus included therein) and the related offering as are customarily covered in opinions of issuer's counsel with respect thereto and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as such underwriters may reasonably request;

          (e) promptly notify the Selling Holders in writing (i) at any time when a prospectus relating to a registration pursuant to Section 2.01 or
2.02 is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the Commission or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

          (f) list all such Registrable Securities covered by such registration on each securities exchange and automated inter-dealer quotation system on which the Common Stock is then listed;

          (g) use reasonable efforts to assist the Holders in the marketing of Registrable Securities in connection with up to three underwritten offerings hereunder (including, to the extent reasonably consistent with work commitments, using reasonable efforts to have officers of the Issuer attend "road shows" and analyst or investor presentations scheduled in connection with such registration); and

          (h) furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to Sections 2.01 or 2.02 unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters.

               Section 2.7. Underwriting; Due Diligence. (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a Demand Registration, the Issuer shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties by the Issuer and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.08, subject to such modifications as may reasonably be requested by the lead or managing underwriter for any such underwritten offering, and agreements as to the provision of opinions of counsel and accountants, letters to the effect and to the extent provided in
Section 2.06(d). Such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.08, subject to such modifications as may reasonably be requested by the lead or managing underwriter for any such underwritten offering.

          (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the 1933 Act pursuant to this Article II, the Issuer shall give the Holders of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants (the identity and number of whom shall be reasonably acceptable to the Issuer), such reasonable and customary access to its books, records and properties and such opportunities to discuss the business and affairs of the Issuer with its officers and the independent public accountants who have certified the financial statements of the Issuer as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act; provided that the foregoing shall not require the Issuer to provide access to (or copies of) any competitively sensitive information relating to the Issuer or its Subsidiaries or their respective businesses; and provided further that (i) each Holder and the underwriters and their respective counsel and accountants shall have entered into a confidentiality agreement reasonably acceptable to the Issuer and (ii) the Holders and the underwriters and their respective counsel and accountants shall use their reasonable best efforts to minimize the disruption to the Issuer's business and coordinate any such investigation of the books, records and properties of the Issuer and any such discussions with the Issuer's officers and accountants so that all such investigations occur at the same time and all such discussions occur at the same time.

               Section 2.8. Indemnification and Contribution. (a) The Issuer agrees to indemnify and hold harmless each Selling Holder and each person, if any, who controls each Selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Issuer in writing by a Selling Holder expressly for use therein. The Issuer also agrees to indemnify any underwriter of the Registrable Securities so offered and each person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by the Issuer of the Selling Holder provided in this Section 2.08(a).

          (b) Each Selling Holder agrees to indemnify and hold harmless the Issuer, its directors, the officers who sign any registration statement and each person, if any who controls the Issuer within the meaning of either Section 15 of the 1933 Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information furnished in writing by a Selling Holder (or any representative thereof) expressly for use in a registration statement, any preliminary prospectus, prospectus or any amendments or supplements thereto. Each Selling Holder also agrees to indemnify any underwriter of the Registrable Securities so offered and each person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by such Selling Holder of the Issuer provided in this Section 2.08(b).

          (c) Each party indemnified under paragraph (a) or (b) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) above except to the extent that the indemnifying party was actually prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless based on the written advice of counsel to such indemnified party a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 2.08 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. Any indemnifying party against whom indemnity may be sought under this Section
2.08 shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party. The indemnifying party may not agree to any settlement of any such claim or action, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, the result of which any remedy or relief shall be applied to or against the indemnified party, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof.

          (d) If the indemnification provided for in this Section 2.08 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Selling Holders on the other hand from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Selling Holders on the other hand in connection with the offering of the Registrable Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Registrable Securities (before deducting expenses) received by the Issuer and the Selling Holders, respectively, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Issuer on the one hand and the Selling Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or a Selling Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The Issuer and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.08 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding any other provision of this Section 2.08, no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of the parties under this Section 2.08 shall be in addition to any liability which any party may otherwise have to any other party.

               Section 2.9. Holdback Agreement. In connection with an underwritten public offering of Registrable Securities effected pursuant to this Article II, each Selling Holder agrees not to effect any sale or distribution, including any sale under Rule 144, of any equity security of the Issuer (otherwise than through the registered public offering then being made), within 10 days prior to or 90 days (or such lesser period as the lead or managing underwriters may permit) after the effective date of the applicable registration statement.


                                 ARTICLE 3

                               Miscellaneous

               Section 3.1. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

               Section 3.2. Assignment. No party may assign any of its rights or obligations hereunder by operation of law or otherwise without the prior written consent of the other parties.

               Section 3.3. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Issuer and Holders representing a majority of the Registrable Securities then held by all Holders.

               Section 3.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy, or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the address or telecopy number set forth on the signature pages hereto or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto.

               Section 3.5. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

               Section 3.6. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

               Section 3.7. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto.

               Section 3.8. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

               Section 3.9. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware.

               Section 3.10. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

               Section 3.11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

               IN WITNESS WHEREOF, the Issuer and the Holders have caused this Agreement to be duly executed as of the day and year first above written.

                                       CVS CORPORATION


                                       By:
                                          --------------------------------
                                          Name: Thomas M. Ryan
                                          Title: Vice Chairman and Chief
                                                 Operating Officer


                                          CVS Corporation
                                          One CVS Drive
                                          Woonsocket, RI 02895
                                          Fax: (401) 762-3012


                                          Attention: Thomas M. Ryan, Vice
                                                     Chairman and Chief
                                                     Operating Officer





INVESTORS



  Class of    Shares          EUGENE APPLEBAUM LIVING TRUST
   Stock      Owned
-----------------------
   common   13,275,555        By:
                              ------------------------------------------
                              Name: Eugene Applebaum
                              Title: Trustee


  Class of    Shares
   Stock      Owned
-----------------------
   common    265,780
                              ------------------------------------------
                              Marcia C. Applebaum


  Class of    Shares          TRUST FOR THE BENEFIT OF
   Stock      Owned           LISA S. APPLEBAUM
-----------------------
   common    493,593          By:
                              ------------------------------------------
                              Name: Marcia Applebaum
                              Title: Trustee



  Class of    Shares          TRUST FOR THE BENEFIT OF
   Stock      Owned           PAMELA A. APPLEBAUM
-----------------------
   common    493,593          By:
                              ------------------------------------------
                              Name: Marcia Applebaum
                              Title: Trustee


Investor notices shall be given to:

            Honigman Miller Schwartz and Cohn
            2290 First National Building
            Detroit, Michigan 48226
            Fax: (313) 962-0176

      Attention:   Alan S. Schwartz, Esq.


                                SCHEDULE I

                                 INVESTORS
                                 ---------


  Class of    Shares          Eugene Applebaum Living Trust
   Stock      Owned
-----------------------
   common   13,275,555


  Class of    Shares          Marcia C. Applebaum
   Stock      Owned
-----------------------
   common    265,780


  Class of    Shares          Trust for the Benefit of
   Stock      Owned           Lisa S. Applebaum
-----------------------
   common    493,593


  Class of    Shares          Trust for the Benefit of
   Stock      Owned           Pamela A. Applebaum
-----------------------
   common    493,593